Exhibit 10.10

Eastern Virginia Bankshares, Inc.

Restricted Stock Agreement

THIS AGREEMENT dated as of the <<date of agreement>>, between EASTERN VIRGINIA BANKSHARES, INC., a Virginia corporation (the “Corporation”), and <<name>> (“Participant”), is made pursuant and subject to the provisions of the Eastern Virginia Bankshares, Inc. Stock Incentive Plan (the “Plan”). All capitalized terms used herein that are defined in the Plan have the same meaning given them in the Plan.

1. Award of Stock. Pursuant to the Plan, the Corporation, on <<date of grant >> (the “Award Date”), granted Participant <<number of shares>> shares of Common Stock (“Restricted Stock”), subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein (the “Award”).

2. TARP Terminology. For purposes of this Agreement, the following terms have the following meanings:

(a)	“Affected MHCE” means one of the Corporation’s top five most highly compensated employees as provided in the CPP Requirements for purposes of the golden parachute prohibition thereof.

(b)	“Aggregate TARP Financial Assistance” means all Corporation obligations arising from financial assistance provided to the Corporation under the CPP pursuant to authority granted under the EESA.

(c)	“ARRA” means the American Recovery and Reinvestment Act of 2009, as amended from time to time.

(d)	“CPP” means the Troubled Asset Relief Program Capital Purchase Program created by the Treasury Department pursuant to authority granted under the EESA.

(e)	“CPP Requirements” means the guidance and regulations issued by the Treasury Department with respect to the CPP, as such guidance and regulations may be amended from time to time.

(f)	“EESA” means the Emergency Economic Stabilization Act of 2008, as amended by the ARRA and as further amended from time to time.

(g)	“SEO” means a senior executive officer as defined in the CPP Requirements.

(h)	“TARP-compliant long-term restricted stock” means restricted stock that complies with the definition of “long-term restricted stock” for purposes of the exception to the bonus prohibition in the CPP Requirements.

(i)	“TARP Period” has commenced on or before the Award Date and ends on the day all Corporation obligations arising from financial assistance provided to the Corporation under the CPP are satisfied as described in Section 111(b)(3)(D)(i) of the EESA, excluding any period in which the Treasury Department only holds warrants to purchase common stock as provided in Section 111(a)(5) of the EESA.

(j)	“Treasury Department” means the U.S. Department of the Treasury.

3. Restrictions. Except as provided in this Agreement, the Restricted Stock is nontransferable and is subject to a substantial risk of forfeiture.

4. Vesting in the Restricted Stock.

(a)	[Use for time-based vesting: Subject to earlier vesting or forfeiture as provided below, the Participant’s interest in <<number of shares>> shares shall become non-forfeitable (“Vested” or “Vesting”) on the following date[s], provided the Participant remains in employment with the Corporation or its Subsidiaries from the Award Date through such [respective] date[s]:

<<insert vesting schedule, with initial vesting no sooner than Award Date + 2 years>>]

(b)	[Use for performance-based vesting: Subject to earlier vesting or forfeiture as provided below, the Participant’s interest in <<number of shares>> shall become Vested on <<insert vesting schedule, with initial vesting no sooner than Award Date + 2 years>> if, and only if, the Participant remains in employment with the Corporation or its Subsidiaries from the Award Date through such [respective] date[s] and <<insert performance requirements>>]

(c)	Upon the occurrence of a Vesting Acceleration Event described in Paragraph 4(d)(ii)(A), (B) or (C), any shares of Restricted Stock under Paragraph 4(a) that are not then Vested shall immediately become Vested. Upon the occurrence of a Vesting Acceleration Event described in Paragraph 4(d)(ii)(B) or (C), any shares of Restricted Stock under Paragraph 4(b) that are not then Vested shall immediately become Vested.

(d)	The following terms have the following meanings for purposes hereof:

(i)	“Cause” shall have the meaning set forth in the Participant’s Employment Agreement, if applicable, and if Participant does not have an Employment Agreement or Participant’s Employment Agreement does not define the term, “Cause” shall mean Participant’s personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, conviction of a felony or of a misdemeanor involving moral turpitude, or misappropriation of the Corporation’s assets (determined on a reasonable basis and solely by the Board of Directors) or those of its Subsidiaries.

(ii)	“Vesting Acceleration Event” means during the period in which any share of Restricted Stock is not Vested:

(A)	the Participant’s retirement on or after <<Award Date + 2 years>>, with the consent of the Board of Directors or its delegate, at or after age sixty-five (65) where there is no Cause (as defined above) for the Corporation to terminate the Participant’s employment, if on the date of retirement either (i) the TARP Period has ended or (ii) the Participant is not an SEO or an Affected MHCE;

(B)	the occurrence prior to <<Award Date + 2 years>> of a Change of Control (as defined in the Plan), if the Change of Control is also a change in control event (as defined in 26 CFR 1.280G-1, Q&A-27 through Q&A-29 or as defined in 26 CFR 1.409A-3(i)(5)(i)), if the Participant has remained employed with the Corporation or a Subsidiary through the date the Change of Control occurs, and on the date such Change of Control occurs either (i) the TARP Period has ended or (ii) the Participant is not an SEO or an Affected MHCE; or

(C)	the occurrence on or after <<Award Date + 2 years>> of a Change of Control (as defined in the Plan), if the Participant has remained employed with the Corporation or a Subsidiary through the date the Change of Control occurs, and on the date such Change of Control occurs either (i) the TARP Period has ended or (ii) the Participant is not an SEO or an Affected MHCE.

For purposes of determining a Vesting Acceleration Event, an “Employment Agreement” means a written individual employment agreement, or if there is no employment agreement, then a written individual change in control agreement, as in effect on the Award Date between the Participant and the Corporation or one of its Subsidiaries. If a Participant does not have such a written individual employment agreement or change in control agreement, the Participant is considered not to have an Employment Agreement for purposes hereof.

5. Transferability of Restricted Stock.

(a)	If the Vesting of any shares of Restricted Stock occurs before the end of the TARP Period, such Vested Restricted Stock shall not become freely transferable until the first day after the TARP Period ends, except in accordance with the following schedule:

When the Corporation has repaid this percentage of the Aggregate TARP Financial Assistance:	This percentage of the Restricted Stock (to the extent Vested) shall be freely transferable:
25%	25% (rounded down to the nearest whole share)
50%	50% (rounded down to the nearest whole share)
75%	75% (rounded down to the nearest whole share)
100%	100%

Notwithstanding the foregoing, if the Participant does not make an election with respect to the Restricted Stock under Section 83(b) of the Internal Revenue Code, at any time beginning on the date the Restricted Stock becomes substantially vested (as defined in 26

CFR 1.83-3(b)) and ending on December 31 of the same calendar year, a portion of the Vested Restricted Stock (rounded down to the nearest whole share) shall be made freely transferable as may reasonably be required to pay the federal, state, local, or foreign taxes that are anticipated to apply to the income recognized due to such Vesting, and the number of such shares of Vested Restricted Stock made freely transferable for this purpose shall not count toward the percentages in the schedule above.

(b)	If the Vesting of any shares of Restricted Stock occurs after the end of the TARP Period, such shares of Vested Restricted Stock shall also become freely transferable at the same time as Vesting occurs.

(c)	Except as contemplated in Paragraph 5(a) and/or (b), the Restricted Stock, and the rights and privileges conferred hereby, shall not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated in any way, otherwise than by will or by the laws of descent and distribution, and shall not be subject to execution, attachment or similar process, prior to the later of their Vesting or the end of the TARP Period (the period from the Award Date through such latter date being the “Non-Transferability Period”).

6. Forfeiture. Except in connection with a Vesting Acceleration Event defined in Paragraph 4(d)(ii)(B), if the Participant’s employment with the Corporation and its Subsidiaries ceases prior to <<Award Date + 2 years>>, all of the Restricted Stock shall be forfeited to the Corporation. If the Participant’s employment with the Corporation and its Subsidiaries ceases on or after <<Award Date + 2 years>>, any shares of Restricted Stock that are not considered Vested by or at the cessation of the Participant’s employment with the Corporation and its Subsidiaries shall be forfeited to the Corporation.

7. Shareholder Rights. Subject to Paragraph 13, Participant will have all the rights of a shareholder of the Corporation with respect to the Restricted Stock, including the right to receive dividends on and to vote the Restricted Stock; provided, however, that (i) Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock, (ii) the Corporation shall retain custody of the certificates evidencing shares of the Restricted Stock as provided in Section 8, and (iii) Participant will deliver a stock power in accordance with Section 9.

8. Custody of Certificates. Custody of stock certificates evidencing the Restricted Stock shall be retained by the Corporation until such time as the Non-Transferability Period with respect to such shares lapses, or such shares are forfeited hereunder. Promptly after the Non-Transferability Period lapses with respect to any shares of Vested Restricted Stock, the Corporation shall deliver to the Participant a certificate or certificates evidencing the number of such shares as to which the Non-Transferability Period has lapsed.

9. Stock Power. Participant shall deliver to the Corporation a stock power, endorsed in blank, with respect to the Restricted Stock. The Corporation shall use the stock power to cancel any shares of Restricted Stock that do not become Vested. The Corporation shall return the stock power to Participant with respect to any shares of Restricted Stock that become Vested. The Participant, by acceptance of the Award, shall be deemed to appoint, and does so appoint by execution of this Agreement, the Corporation and each of its authorized representatives as the Participant’s attorney(s) in fact to effect any transfer of forfeited shares (or shares otherwise reacquired or withheld by the Corporation hereunder), or any adjustment to the number of shares of Restricted Stock pursuant to Paragraph 13 or Paragraph 17 below, to the Corporation as may be required pursuant to the Plan or this Agreement and to execute such documents as the Corporation or such representatives deem necessary or advisable in connection with any such transfer.

10. Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof or the Plan may entitle Participant to a fractional share, such fraction shall be disregarded.

11. Taxes. The Corporation shall have the right to retain and withhold from any award of the Restricted Stock, the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such award. The Corporation may retain and withhold a number of shares of Vested Restricted Stock, having a Fair Market Value as of the date the shares become Vested not less than the amount of such taxes, and cancel in whole or in part any such shares so withheld, in order to satisfy the Corporation’s withholding obligations. To the extent shares of Vested Restricted Stock are withheld under this Paragraph 11 to satisfy a withholding obligation, the Participant shall not be entitled to have additional shares of Vested Restricted Stock be made freely transferable prior to the end of the TARP Period as described in Paragraph 5(a) with respect to that same obligation.

12. No Right to Continued Employment. This Agreement does not confer upon Participant any right with respect to continued employment by the Corporation, nor shall it interfere in any way with the right of the Corporation to terminate Participant’s employment at any time (subject to the terms of Participant’s Employment Agreement, if applicable).

13. Change in Capital Structure. In accordance with the terms of the Plan, the terms of this Award shall be adjusted as the Board of Directors determines is equitably required in the event the Corporation effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

14. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia.

15. Conflicts. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.

16. Participant Bound by Plan. Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

17. CPP Limitations.

(a)	The Corporation has participated in the CPP, and the Corporation is required to comply with the requirements of Section 111(b) of the EESA, in accordance with the CPP Requirements.

(b)	Notwithstanding any other provision of this Agreement to the contrary, the Participant acknowledges and understands that this Agreement shall be administered, interpreted and construed and, if and where applicable, benefits provided hereunder, including where applicable Vesting and/or transferability, shall be limited, deferred, forfeited and/or subject to repayment to the Corporation in accordance with the CPP Requirements and Section 111(b) of the EESA, as amended from time to time, to the extent legally applicable with respect to the Participant, as determined by the Board of Directors in its discretion, including without limitation the clawback, the bonus prohibition and the golden parachute prohibitions thereof.

(c)	This Award is intended to provide a grant of TARP-compliant long-term restricted stock and shall be administered and interpreted in accordance with that intent and purpose.

(d)

Without any further action, this Agreement shall be automatically adjusted if necessary to reduce the number of shares of Restricted Stock to the maximum number permitted for this Award, together with other awards granted to the Participant in calendar year <<year of Award Date>> that are taken into account in determining compliance with the TARP-compliant long-term restricted stock exception to the bonus prohibition in the CPP Requirements (i.e., if the aggregate of such awards has a value in excess of the 1/3rd of annual compensation limit for TARP-compliant long-term restricted stock), to constitute TARP-compliant long-term restricted stock; and in such event the number of shares of Restricted Stock which are reduced shall be immediately forfeited and excluded from the definition of Restricted Stock, ab initio, for all purposes of this Agreement. If the Participant receives or has received in calendar year <<year of Award Date>> other awards of restricted stock and/or restricted stock units also intending to constitute TARP-compliant long-term restricted stock, the reduction in the number of shares of Restricted Stock required by this Paragraph shall be applied as follows: (i) any later grant of restricted stock or restricted stock units to the Participant in calendar year <<year of Award Date>> shall be reduced before any earlier award granted to the Participant in calendar year <<year of Award Date>>; and (ii) if multiple awards of restricted stock and/or restricted stock units that must be taken into account in determining compliance with the TARP-compliant long-term restricted stock exception are granted to the Participant on the same day, (A) where such awards are “time-based” (i.e., those vesting solely on the basis of time) awards and “performance-based” awards (i.e., those vesting, in whole or in part, on the basis of performance metrics), the number of shares of Restricted Stock shall be reduced pro rata in each award, and (B) all other awards shall be reduced on a pro rata basis.

(e)	The Board of Directors shall have the right unilaterally to amend this Agreement to effect or document any changes or additions which in its view are necessary or appropriate to comply with the CPP Requirements and Section 111 of the EESA, as amended from time to time, including any changes or additions which in its view are necessary or appropriate to ensure that this Award constitutes TARP-compliant long-term restricted stock for purposes of the CPP Requirements.

18. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representative of the Participant and the successors of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be signed on its behalf, and the Participant has affixed his signature hereto.

EASTERN VIRGINIA BANKSHARES, INC.

By

(Printed Name and Title)

<<name>>

(Printed Name)

Date